Exhibit 99.1

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

GENERAL PURPOSE ANNUAL FINANCIAL REPORT

YEAR ENDED 30 JUNE 2013

CONTENTS	PAGE

Directors’ Report	1-3

Consolidated Statement of Comprehensive Income	4

Consolidated Statement of Financial Position	5

Consolidated Statement of Changes in Equity	6

Consolidated Statement of Cash Flows	7

Notes to the Financial Statements	8-35

Directors’ Declaration	36

Independent Audit Report	37-38

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

YEAR ENDED 30 JUNE 2013

DIRECTORS’ REPORT

The directors submit their report for the year ended 30 June 2013 for Stayz Pty Limited and its controlled entities (“the Company”).

DIRECTORS

The names of the directors of the Company in office during the year and until the date of this report are as follows.

Anton Stanish	(appointed 14 February 2014)
Carl Shepherd	(appointed 6 December 2013)
James Daniel Cassidy	(resigned on 10 February 2014)
Nic Cola	(resigned on 6 December 2013)
Guy Reypert	(resigned on 6 December 2013)
Brian Cassell	(resigned on 9 May 2013)
Dale Bridle	(resigned as alternate director on 9 May 2013)
Justin Butterworth	(resigned on 6 November 2012)
Craig Davis	(resigned on 6 November 2012)
Gail Hambly	(resigned on 13 August 2013)

CORPORATE STRUCTURE

Stayz Pty Limited is a company limited by shares that is incorporated and domiciled in Australia. It is a subsidiary of HomeAway Australia Holding Pty Ltd and the ultimate parent entity is HomeAway Inc.

REGISTERED OFFICE

The registered office of Stayz Pty Limited is Level 5, 1 Darling Island Road, Pyrmont, NSW 2009.

PRINCIPAL ACTIVITIES

The principal activity of the Company during the year was to act as an advertising medium for holiday property accommodation.

EMPLOYEES

The Company employed 6 employees as at 30 June 2013 (24 June 2012: 11). Employees from Fairfax Digital Australia & New Zealand Limited perform work on behalf of the Company and therefore a portion of the employees’ costs are charged to the Company.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

YEAR ENDED 30 JUNE 2013

DIRECTORS’ REPORT (CONTINUED)

REVIEW AND RESULTS OF OPERATIONS

The net result of the Company for the year ended 30 June 2013 was an operating profit after tax of $7,298,271 (24 June 2012: $6,835,846).

The key highlights of the trading results of the Company for the year as compared to the corresponding period were:

•	Revenue from continuing operations increased 10% to $25,429,610. Booking revenues from the Stayz Online Booking System grew as property owners continued to adopt the online system. Listing revenues grew by 12% as a result of acquisition initiatives.

•	The growth in Stayz and YesBookIt revenue were offset by a decline in Occupancy revenues of 17%.

•	Expenses increased by 19%, with continued investment in marketing.

•	Net cash inflow from operating activities was $8,034,301. Cash and cash equivalents decreased by $5,652,849 after dividend payments of $6,671,700, purchase of assets in YesBookIt of $4,750,000 and income tax paid of $5,287,729.

DIVIDENDS

A dividend of $6,671,700 was paid to the shareholders of Stayz Pty Limited on 8 and 15 November 2012 for $0.23 per share (24 June 2012: $1,354,500 was paid for $0.05 per share).

SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

On 29 October 2012, the Company acquired assets in YesBookIt partnership and Midac Technologies Pty Ltd (collectively known as “YBI”).

MATTERS SUBSEQUENT TO THE END OF THE FINANCIAL YEAR

On 14 August 2013, $5,823,984 of dividends were paid to the shareholders of the Company, and the remaining minority shares in the Company were purchased by Fairfax Digital Limited through the exercise of the Second Call Option.

On 6 December 2013, HomeAway Australia Holdings Pty Ltd acquired the Company from Fairfax Media Limited for $216,600,000, which is inclusive of certain transitional services to be provided by Fairfax over a defined term.

LIKELY DEVELOPMENTS AND EXPECTED RESULTS

Information on likely developments in the operations and expected results has been omitted, as the directors believe it is likely to result in unreasonable prejudice to the entity.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

YEAR ENDED 30 JUNE 2013

DIRECTORS’ REPORT (CONTINUED)

SHARE OPTIONS

The Company has not granted to any person an option for the issue of shares in the Company.

Signed in accordance with a resolution of the directors.

/s/ Carl Shepherd	/s/ Anton Stanish
Carl Shepherd	Anton Stanish
Director	Director

Date: February 17, 2014

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

YEAR ENDED 30 JUNE 2013

	Notes	2013	2012
		$	$
Revenue from continuing operations	3	25,429,610	23,115,864
Other income	3	83,886	54,107

Total revenue and income from continuing operations		25,513,496	23,169,971
Expenses from operations excluding depreciation, amortisation and finance costs	4(a)	12,071,390	10,074,771
Depreciation and amortisation	4(b)	3,246,193	2,757,685
Finance costs	4(c)	268,336	217,038

Net profit from continuing operations before income tax expense		9,927,577	10,120,477

Income tax expense	5(a)	2,629,306	3,284,631

Net profit from continuing operations after income tax		7,298,271	6,835,846

Other comprehensive income		—	—
Total comprehensive income for the year		7,298,271	6,835,846

The above statement of comprehensive income should be read in conjunction with the accompanying notes.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS AT 30 JUNE 2013

	Notes	2013	2012
		$	$
CURRENT ASSETS
Cash and cash equivalents	6	12,117,435	17,770,284
Trade and other receivables	7	2,923,256	2,356,966

Total Current Assets		15,040,691	20,127,250

NON-CURRENT ASSETS
Property, plant and equipment	8	58,017	97,526
Intangible assets	9	38,684,400	35,155,268

Total Non-Current Assets		38,742,417	35,252,794

Total Assets		53,783,108	55,380,044

CURRENT LIABILITIES
Trade and other payables	10	7,142,462	6,176,974
Provisions	11	1,537,140	1,189,205
Current tax liability	12	1,276,208	2,650,401

Total Current Liabilities		9,955,810	10,016,580

NON-CURRENT LIABILITIES
Provisions	11	18,377	896,885
Deferred tax liability	5(b)	788,497	2,072,726

Total Non-Current Liabilities		806,874	2,969,611

Total Liabilities		10,762,684	12,986,191

Net Assets		43,020,424	42,393,853

EQUITY
Contributed equity	13	29,084,726	29,084,726
Reserves	14	4,700,000	4,700,000
Retained profits	15	9,235,698	8,609,127

Total Equity		43,020,424	42,393,853

The above statement of financial position should be read in conjunction with the accompanying notes.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

YEAR ENDED 30 JUNE 2013

	Contributed Equity	Reserves	Retained Profits	Total
	(Note 13)	(Note 14)	(Note 15)
	$	$	$	$
Balance at 24 June 2012	29,084,726	4,700,000	8,609,127	42,393,853
Profit for the year	—	—	7,298,271	7,298,271
Other comprehensive income	—	—	—	—

Total comprehensive income for the year	—	—	7,298,271	7,298,271

Transactions with owners in their capacity as owners:
Dividends paid to shareholders	—	—	(6,671,700)	(6,671,700)

Total transactions with owners	—	—	(6,671,700)	(6,671,700)

Balance at 30 June 2013	29,084,726	4,700,000	9,235,698	43,020,424

Balance at 27 June 2011	29,074,921	4,700,000	3,127,781	36,902,702
Profit for the year	—	—	6,835,846	6,835,846
Other comprehensive income	—	—	—	—

Total comprehensive income for the year	—	—	6,835,846	6,835,846

Transactions with owners in their capacity as owners:
Shares issued	9,805	—	—	9,805
Dividends paid to shareholders	—	—	(1,354,500)	(1,354,500)

Total transactions with owners	9,805	—	(1,354,500)	(1,344,695)

Balance at 24 June 2012	29,084,726	4,700,000	8,609,127	42,393,853

The above statement of changes in equity should be read in conjunction with the accompanying notes.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED 30 JUNE 2013

	Notes	2013 $	2012 $
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers		54,855,768	42,056,274
Payments to suppliers and employees		(41,349,288)	(29,083,219)
Finance costs paid		(268,336)	(217,038)
Interest received		83,886	54,108
Income tax (paid)/ received		(5,287,729)	1,449,698

Net cash inflow from operating activities	18(b)	8,034,301	14,259,823

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for software and websites		(1,757,164)	(2,633,193)
Payments for property, plant & equipment		(18,134)	(194,233)
Payment for purchase of YBI business		(4,750,000)	—
Payments for trade names		—	(250,000)

Net cash outflow from investing activities		(6,525,298)	(3,077,426)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments to related parties		(490,152)	(2,165,799)
Proceeds from the issue of shares		—	9,805
Dividends paid		(6,671,700)	(1,354,500)

Net cash outflow from financing activities		(7,161,852)	(3,510,494)

NET (DECREASE)/INCREASE IN CASH HELD		(5,652,849)	7,671,903

Cash at the beginning of the financial year		17,770,284	10,098,381

CASH AT THE END OF THE FINANCIAL YEAR	18(a)	12,117,435	17,770,284

The above statement of cash flows should be read in conjunction with the accompanying notes.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

1. CORPORATE INFORMATION

The consolidated financial statements of Stayz Pty Ltd and its controlled entities (“the Company”) for the year ended 30 June 2013 were authorised in accordance with a resolution of the directors on February 17, 2014.

Stayz Pty Ltd is a profit company limited by shares, incorporated and domiciled in Australia. Its registered office is:

Stayz Pty Limited

Level 5, 1 Darling Island Road

Pyrmont, Sydney NSW 2009

The ultimate parent company was Fairfax Media Limited up until 6 December 2013 and HomeAway Inc since 6 December 2013.

A description of the company’s operations and its principal activities is included in the directors’ report on pages 1-3, which is not part of the financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies adopted in the preparation of the financial report are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated. The financial report is for the period 25 June 2012 to 30 June 2013 (2012: the period 27 June 2011 to 24 June 2012). Reference in this report to ‘a year’ is to the period ended 30 June 2013 or 24 June 2012 respectively, unless otherwise stated.

(a) Basis of preparation

The financial report is a general purpose financial report, which complies with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. The Company is a first time adopter of preparing general purpose financial reports. All measurement and recognition requirements under IFRS have historically been applied therefore no adjustment was required.

The financial report is prepared on the historical cost and going concern basis.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b) Basis of consolidation

The consolidated financial statements comprise the financial statements of Stayz Pty Limited and its controlled entities as at 30 June 2013.

Its controlled entities are all entities over which the Company has the power to govern the financial and operating policies so as to obtain benefits from their activities. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the group controls another entity.

The controlled entities are fully consolidated from the date on which control is transferred to the group and is deconsolidated from the date that control ceases.

The financial statements of the controlled entities are prepared for the same reporting period as the parent company, using consistent accounting policies.

In preparing the consolidated financial statements, all intercompany balances and transactions, income and expenses and profit and losses resulting from intra-group transactions have been eliminated in full.

The investment in the controlled entities is carried at cost in the accounts of the parent entity.

(c) Historical cost convention

The financial statements have been prepared in accordance with the historical cost convention. Unless otherwise stated, the accounting policies adopted are consistent with those of the previous year.

The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. These accounting policies have been consistently applied by the Company.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements made by management in the application of Australian Accounting Standards that have a significant effect on the financial report and estimates with a significant risk of material adjustment in the next year are set out in this note.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(d) Cash and cash equivalents

Cash and cash equivalents comprise cash balances and call deposits, with a maturity of less than three months.

(e) Trade and other receivables

Trade receivables are recognised at original invoice (nominal value) amount less provision for doubtful debts. The nominal value less estimated credit adjustments of trade receivables are assumed to approximate their fair values. Collectability of trade receivables is reviewed on an ongoing basis. Debts which are known to be uncollectible are written off. A provision for doubtful debts is established where there is objective evidence that the Company will not be able to collect all amounts due.

(f) Property, plant & equipment

All property, plant and equipment are carried at historical cost less accumulated depreciation and accumulated impairment losses, if any. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognised. All other repairs and maintenance are charged to profit or loss during the reporting period in which they are incurred.

Depreciation on assets is calculated using the straight-line method to allocate their cost, net of their residual value, over their estimated useful lives as follows:

Computer hardware – 14% - 25%

Office equipment – 20%

The assets’ residual values, and useful lives are reviewed, and adjusted if appropriate, at each reporting date.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing proceeds with carrying amount. These are included in profit or loss. When revalued assets are sold, it is company policy to transfer any amounts included in other reserves in respect of those assets to retained earnings.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g) Intangibles

(i) Goodwill

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and the amount recognised for non-controlling interest over the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the gain is recognised in profit or loss.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Company’s cash-generating units that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquire are assigned to those units.

(ii) Tradenames

Tradenames have been assessed to have indefinite useful lives. Accordingly, they are not amortised and are carried at cost less accumulated impairment losses. Tradenames are tested for impairment in accordance with Note 2(h). The Company’s tradenames operate in established markets and are expected to continue to complement the Company’s strategy. On this basis, the Directors have determined that the tradenames have indefinite lives as there is no foreseeable limit to the period over which the assets are expected to generate net cash inflows for the Company.

(iii) Other intangibles assets

Other intangible assets are stated at cost less accumulated amortisation and impairment losses. The useful lives of the intangible assets are assessed to be either finite or indefinite and are examined on an annual basis and adjustments, where applicable, are made on a prospective basis.

Amortisation on assets is calculated using the straight-line method to allocate their cost, net of their residual value, over their estimated useful lives as follows:

Software and Websites – 17% - 40%

Customer relationships – 13% - 25%

Intangible assets created within the business are not capitalised and are expensed in the income statement in the period the expenditure is incurred.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

2. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

(h) Impairment of assets

Intangible assets are tested annually for impairment or whenever there is an indication that it may be impaired. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount.

Where an asset does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs. A cash-generating unit is the grouping of assets at the lowest level for which there are separately identifiable cash flows.

At each balance date, the Company assesses whether there is any indication that an asset may be impaired. Where an indicator of impairment exists, the Company makes a formal estimate of recoverable amount. Where the carrying amount of an asset exceeds its recoverable amount the asset is considered impaired and is written down to its recoverable amount.

The recoverable amount of each cash-generating unit has been reviewed. The recoverable amount of each cash-generating unit is determined based on value-in-use calculations using a three year cash flow projection and a terminal value. These calculations use cash flow projections based on financial budgets approved by the Directors during the financial year ended 30 June 2013, after an adjustment for central overheads. Cash flows beyond the 2013 period are extrapolated using the estimated growth rate of 10%. The growth rate does not exceed the long-term average historical growth rate for the Company.

(i) Trade and other payables

Liabilities for trade creditors and other amounts are carried at amortised cost which is the fair value of the consideration to be paid in the future for goods and services received. Loans payable to related parties are carried at amortised cost and interest payable is recognised on an accruals basis.

(j) Contributed equity

Ordinary shares are classified as equity. Issued and paid up capital is recognised at the fair value of the consideration received by the company.

(k) Revenue recognition

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the entity and the amount of the revenue can be reliably measured. Revenue from rendering of services is recognised when control of a right to be compensated for the services has been attained.

Listing fees are recognised over the period to which the advertising listing relates.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(k) Revenue recognition (continued)

Commission revenue is calculated as a percentage of the total receipts from customers including commissions for accommodation services, cancellation fees, amendment fees less payments to property owners. Revenue is recognised nightly when guests have commenced their stay at respective properties. Commission revenue received prior to the commencement of the guest’s stay at the property is recognised as deferred income.

Interest is recognised as it accrues, taking into account the effective yield on the financial asset.

(l) Income tax

The income tax expense or revenue for the period is the tax payable on the current period’s taxable income based on the national income tax rate adjusted by changes in deferred tax assets and liabilities attributed to temporary differences between the tax bases of assets and liabilities and their carrying amounts in the financial statements, and to unused tax losses.

Deferred tax assets and liabilities are recognised for temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax liabilities are recognised for all taxable temporary differences:

•	except where the deferred income tax liability arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•	in respect of taxable temporary differences associated with investments in subsidiaries, except where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred income tax assets are recognised for all deductible temporary differences, carry-forward of unused tax assets and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry-forward of unused tax assets and unused tax losses can be utilised:

•	except where the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•	in respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are only recognised to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilised.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(l) Income tax (continued)

The carrying amount of deferred income tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilised.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the balance sheet date.

Income taxes relating to items recognised directly in equity are recognised in equity or as part of the expense.

Stayz Pty Limited and its subsidiary Occupancy Pty Limited joined the Fairfax Media Limited tax consolidated group on 14 August 2013. In accordance with the group’s tax sharing agreement, a deed of accession was entered into by the joining entities in order to include them in the tax consolidated group and limit the joint and several liability of the wholly-owned entities in the case of a default of the head entity, Fairfax Media Limited.

Stayz Pty Limited and Occupancy Pty Limited both subsequently exited the Fairfax Media Limited tax consolidated group on 6 December 2013 and satisfied the requirements on exit in accordance with Fairfax Media Limited’s Tax Sharing Agreement and Tax Funding Agreement.

(m) Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST except:

(i) where the GST incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the GST is recognised as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

(ii) receivables and payables are stated with the amount of GST included.

This net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the balance sheet.

Cash flows are included in the cash flow statement on a gross basis and the GST component of cash flows arising from investing and financing activities, which are recoverable from, or payable to the taxation authority are classified as operating cash flows. Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the taxation authority.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n) Provisions

Provisions are recognised when an entity has a legal, equitable or constructive obligation to make a future sacrifice of economic benefits to others as a result of past transactions or past events, it is probable that a future sacrifice of economic benefits will be required and a reliable estimate can be made of the amount of the obligation. Provisions are not recognised for future operating losses.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the reporting date using a discounted cash flow methodology. The risks specific to the provision are factored into the cash flows and as such a risk-free government bond rate relative to the expected life of the provision is used as a discounted rate. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects the time value of money and the risks specific to the liability. The increase in the provision resulting from the passage of time is recognised in finance costs.

(o) Employee Benefits

Wages, salaries, annual leave and long service leave

Current liabilities for wages and salaries, holiday pay, annual leave and long service leave are recognised in the provision for employee benefits and measured at the amounts expected to be paid when the liabilities are settled.

The employee benefit liability expected to be settled with twelve months from reporting date is recognised in current liabilities. The non-current provision relates to entitlements, including long service leave, which is expected to be payable after twelve months from reporting date and are measured as the present value of expected future payments to be made in respect of services, employee departures and periods of service. Expected future payments are discounted using market yields at reporting date on national government bonds with terms to maturity and currency that match, as closely as possible, the estimated future cash outflows.

Employee benefit on-costs are recognised and included in employee benefit liabilities and costs when the employee benefits to which they relate are recognised as liabilities.

(p) Significant judgements

The carrying amounts of certain assets and liabilities are determined based on estimates and assumptions of future events. The key estimates and assumptions that are a significant risk of causing a material adjustment to the carrying amounts of certain assets and liabilities within the next financial are:

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(i) Impairment of goodwill and intangibles with indefinite useful lives

The Company tests annually or at each reporting date where there is an indication of impairment. This requires an estimation of the recoverable amount of the cash generating units, using a value in use methodology, as detailed in Note 2 (h).

The assumptions used in the estimation of recoverable amount and the carrying amount of goodwill and intangibles with indefinite useful lives, along with a sensitivity analysis are detailed in Note 9.

(ii) Income taxes

The Company is subject to income taxes in Australia and jurisdictions where it has foreign operations. Judgement is required in determining the Company’s provision for income taxes. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain.

(q) New accounting standards and interpretations

Certain new accounting standards and interpretations have been published that are not mandatory for the 30 June 2013 reporting period. The Company’s assessment of the impact of these new standards and interpretations is set out below:

•	IFRS 10 Consolidated Financial Statements (applicable to the Group from 1 July 2013) This standard broadens the situations where an entity is likely to be considered to control another entity and includes new guidance for determining control of an entity. Based on investments held at 30 June 2013 there will be no impact on the Company.

•	IFRS 12 Disclosure of Interests in Other Entities (applicable to the Group from 1 July 2013) The standard introduces new disclosures about the judgements made by management to determine whether control exists, and to require summarised information about joint arrangements, associated and structured entities and subsidiaries with non-controlling interests. This standard is not expected to have an impact on the Company.

•	IFRS 13 Fair Value Measurement (applicable to the Company from 1 July 2013) The standard establishes a single source of guidance for determining the fair value of assets and liabilities. This standard is not expected to have a significant impact on the Company.

•	IAS 19 Employee Benefits (applicable to the Group from 1 July 2013) This amendment revises the accounting for defined benefit plans and changes the definition of short-term employee benefits. The Company has assessed the impact of this change to be not material.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(q) New accounting standards and interpretations (continued)

•	AASB 2012-2 Amendments to Australian Accounting Standards – Disclosures – Offsetting Financial Assets and Financial Liabilities (IFRS 7 and IAS 32) (applicable to the Company from 1 July 2013)

This amendment requires disclosure of the effect or potential effect of netting arrangements. This amendment will have no impact on the Company.

The Company has yet to fully assess the impact the following accounting standards and amendments to accounting standards will have on the financial statements, when applied in future periods:

•	AASB 2012-3 Amendments to Australian Accounting Standards – Offsetting Financial Assets and Financial Liabilities [IAS 32] (applicable to the Company from 30 June 2014); and

•	AASB 9 Financial Instruments / IFRS 9 Financial Instruments (applicable to the Company from 29 June 2017).

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

3. REVENUE

	2013 $	2012 $
Revenue from continuing operations
Revenues from services	25,429,610	23,115,864
Other revenue
Interest income	83,886	54,107

Total revenue and other income from continuing operations	25,513,496	23,169,971

4. EXPENSES

a) Expenses from operations excluding depreciation, amortisation and finance costs
Employee expenses	3,673,982	2,855,217
Promotion and advertising	5,232,960	4,490,456
Management fees	1,520,259	1,264,672
Communication costs	95,160	79,103
Merchant fees	596,668	520,930
Computer costs	231,780	141,411
Commissions expense	244,399	336,153
Bad and doubtful debts	89,286	108,967
Recruitment	48,310	40,600
Travel	18,134	36,473
Other	320,452	200,789

Total expenses from operations excluding depreciation, amortisation and finance costs	12,071,390	10,074,771

Employees from a related company perform work on behalf of the Company and therefore a portion of the employees’ costs are charged to the Company.

b) Depreciation and amortisation
Depreciation of computer hardware	36,562	28,459
Depreciation of office equipment	182	253
Depreciation recharges	222,661	397,963
Amortisation of software and website	1,844,038	901,977
Amortisation of customer relationships	1,142,750	1,429,033

Total depreciation and amortisation	3,246,193	2,757,685

c) Finance costs
External parties	62,311	217,038
Related parties	206,025	—

Total finance costs	268,336	217,038

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

5. TAXATION

	2013 $	2012 $
(a) Statement of Comprehensive Income
Net profit from continuing operations before income tax expense	9,927,577	10,120,477
Prima facie tax on profit from continuing activities at 30% (2012: 30%)	2,978,273	3,036,143
Tax effect of differences:
Non-deductible items	18,338	56,003
Relating to origination and reversal of temporary differences	(367,305)	192,485

Income tax expense	2,629,306	3,284,631

Deferred income tax benefit	(1,284,229)	(370,315)
Current income tax expense	3,913,535	3,654,946

Income tax expense in the statement of comprehensive income	2,629,306	3,284,631

	Statement of financial position		Statement of comprehensive income
	2013 $	2012 $	2013 $	2012 $
(b) Deferred Income Tax
Deferred tax liabilities
Property, plant & equipment	—	275,748	(275,748)	(21,550)
Intangibles	1,556,165	1,786,490	(230,325)	(428,710)
Other assets	25,744	274	25,470	(1,287)
	—	193,505	(193,505)	—

	1,581,909	2,062,512

Deferred tax assets
Provisions	149,706	183,291	33,585	(44,701)
Property, plant & equipment	209,603	—	(209,603)	—
Other liabilities	434,103	—	(434,103)	125,933

	793,412	(10,214)

Deferred tax liabilities	788,497	2,072,726

Deferred income tax benefit			(1,284,229)	(370,315)

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

6. CASH AND CASH EQUIVALENTS

	2013	2012
	$	$
Cash at bank	9,532,804	14,647,792
Client funds account	2,584,631	3,122,492

	12,117,435	17,770,284

7. TRADE AND OTHER RECEIVABLES – CURRENT

Trade debtors	1,013,908	920,046
Provision for doubtful debts	(367,506)	(439,035)

	646,402	481,011
Prepayments	4,834	9,274
Accrued revenue	972,734	917,704
GST receivable	102,891	77,195
Other debtors	3,874	5,500
Receivables from related parties	1,192,521	866,282

	2,276,854	1,875,955

Total current trade and other receivables	2,923,256	2,356,966

The terms and conditions relating to the above are:

(i)	Trade debtors are non-interest bearing and are generally on 30-60 day terms.

(ii)	Other debtors are non-interest bearing and are cleared the following business day.

(iii)	Details of the terms and conditions of related party receivables are set out in Note 22.

Impaired Trade Debtors

At 30 June 2013, trade receivables of the Company with a nominal value of $367,506 (2012: $439,035) were impaired and provided for. No individual amount within the provision for doubtful debts is material. Refer below for the factors considered in determining whether trade debtors are impaired.

As at 30 June 2013, the analysis of trade receivables that are not considered impaired is as follows:

	2013	2012
	$	$
Not past due	482,571	355,841
Past due 0-30 days	113,373	99,320
Past due 31-60 days	16,574	25,850
Past 60 days	33,884	—

	646,402	481,011

Based on the credit history of the trade receivables, it is expected that these amounts will be received. All other receivables are not past due and do not contain impaired assets.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

7. TRADE AND OTHER RECEIVABLES – CURRENT (CONTINUED)

Movement in the provision for doubtful debts are as follows:

	2013	2012
	$	$
Balance at the beginning of the year	439,035	319,354
Additional provision	26,706	174,052
Receivables written off as uncollectable	(98,235)	(54,371)

	367,506	439,035

Other balances within the trade and other receivables do not contain impaired assets and are not past due. It is expected that these other balances will be received when due.

8. PROPERTY, PLANT & EQUIPMENT

	2013 $	2012 $

Computer hardware	57,161	97,030
Office equipment	856	496

Total property, plant and equipment	58,017	97,526

RECONCILIATIONS

Reconciliations of the carrying amount of each class of property, plant and equipment during the financial year are set out below:

	Computer hardware	Office Equipment	Total
Period ended 24 June 2012
Balance at the beginning of the financial year	109,167	832	109,999
Additions	35,428	—	35,428
Depreciation charge	(28,459)	(253)	(28,712)
Disposals	(19,106)	(83)	(19,189)

At 24 June 2012, net of accumulated depreciation and impairment	97,030	496	97,526

Period ended 30 June 2013
Balance at the beginning of the financial year	97,030	496	97,526
Additions	22,214	542	22,756
Depreciation charge	(36,562)	(182)	(36,744)
Disposals	(25,521)	—	(25,521)

At 30 June 2013, net of accumulated depreciation and impairment	57,161	856	58,017

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

9. INTANGIBLE ASSETS

	2013 $	2012 $
Software and websites	4,015,440	3,871,776
Trade names	267,266	267,266
Customer relationships	5,187,217	5,954,967
Goodwill	29,214,477	25,061,259

Total intangible assets	38,684,400	35,155,268

RECONCILIATIONS

Reconciliations of the carrying amount of each class of intangible at the beginning and end of the current financial year are set out below:

	Software & Websites	Customer Relationships	Trade names	Goodwill	Total
At 26 June 2011
Cost	4,776,765	7,384,000	17,266	25,061,259	37,239,290
Accumulated depreciation and impairment	(954,211)	—	—	—	(954,211)

Net carrying amount	3,822,554	7,384,000	17,266	25,061,259	36,285,079

Period ended 24 June 2012
Balance at the beginning of the financial year	3,822,554	7,384,000	17,266	25,061,259	36,285,079
Additions	635,785	—	250,000	—	885,785
Amortisation charge	(901,977)	(1,429,033)	—	—	(2,331,010)
Additions from related party	315,414	—	—	—	315,414

At 24 June 2012, net of accumulated depreciation and impairment	3,871,776	5,954,967	267,266	25,061,259	35,155,268

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

9. INTANGIBLE ASSETS (CONTINUED)

	Software & Websites	Customer Relationships	Trade names	Goodwill	Total
At 24 June 2012
Cost	5,749,236	7,384,000	267,266	25,061,259	38,461,761
Accumulated depreciation and impairment	(1,877,460)	(1,429,033)	—	—	(3,306,493)

Net carrying amount	3,871,776	5,954,967	267,266	25,061,259	35,155,268

Period ended 30 June 2013
Balance at the beginning of the financial year	3,871,776	5,954,967	267,266	25,061,259	35,155,268
Additions	1,970,002	375,000	—	4,153,218	6,498,220
Disposals	(631,084)	—	—	—	(631,084)
Amortisation charge	(1,844,038)	(1,142,750)	—	—	(2,986,788)
Additions from related party	648,784	—	—	—	648,784

At 30 June 2013, net of accumulated depreciation and impairment	4,015,440	5,187,217	267,266	29,214,477	38,684,400

At 30 June 2013
Cost	7,060,527	7,759,000	267,266	29,214,477	44,301,270
Accumulated depreciation and impairment	(3,045,087)	(2,571,783)	—	—	(5,616,870)

Net carrying amount	4,015,440	5,187,217	267,266	29,214,477	38,684,400

Intangible assets other than goodwill that have been assessed as having a finite life are being amortised using the straight line method. Finite lives are discussed in Note 2 (g). If an impairment indicator arises, the recoverable amount is estimated and an impairment loss is recognised to the extent that the recoverable amount is lower than the carrying amount.

Goodwill and trade names are not amortised but are subject to annual impairment testing.

(i) Impairment testing of indefinitely lived intangible assets

Goodwill and trade names acquired through business combinations have been allocated to a single cash generating unit.

The Company acts as an advertising medium for holiday property accommodation. The entire business is therefore viewed as a single cash generating unit.

The recoverable amount of the unit has been determined based on a fair value minus cost to sell basis using cash flow projections based on financial budgets approved by senior management covering a five-year period that take into account any residual values.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

9. INTANGIBLE ASSETS (CONTINUED)

The key assumptions used in management’s cash flow projections:

•	future projected profits are based on proven historical growth rates;

•	a discount rate of 11.75% (2012: 11.75%), which represents management’s conservative estimate of the discount rate applicable to the business.

Based on the recoverable amount determined by management’s cash flow projections, no impairment charge was deemed necessary.

(ii) Impact of possible change in key assumptions

In performing sensitivity analysis by adjusting the assumptions on management’s cash flow projections, discount rate and terminal value, no impairments were created due to the amount of headroom available.

10. TRADE AND OTHER PAYABLES

	2013 $	2012 $
CURRENT
Amounts due in relation to bookings	2,391,686	2,238,711
Trade creditors and accruals	2,113,584	898,590
Payables to related parties	660,893	1,386,083
Deferred income	1,976,299	1,653,590

	7,142,462	6,176,974

Terms and conditions relating to the above:

(i)	trade payables and other creditors are non-interest bearing and are normally settled on 30 day terms. Due to the short term nature of these payables, their carrying value is assumed to approximate their fair value;

(ii)	details of the terms and conditions of related party payables are set out in Note 22.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

11. PROVISIONS

	2013 $	2012 $
CURRENT
Employee provisions	93,140	128,088
Retention payable*	1,444,000	1,061,117

	1,537,140	1,189,205

NON-CURRENT
Employee provisions	18,377	23,848
Retention payable*	—	873,037

	18,377	896,885

*	The amounts relate to warranty retention payable to the sellers of Occupancy Pty Limited and 33% of the Warranty Retention is payable from the first to the third anniversary of the completion date of 11 March 2011.

Reconciliation of the carrying amount of retention payable during the financial year:

	2013	2012
	$	$
At 24 June 2012
Current	1,444,000	1,061,117
Non-Current	—	873,037

Total	1,444,000	1,934,154

Period ended 30 June 2013
Balance at the beginning of the financial year	1,934,154	2,898,179
Additional provision	475,000	140,350
Utilised	(965,154)	(1,104,375)

Balance at the end of the financial year	1,444,000	1,934,154

12. CURRENT TAX LIABILITIES

	2013 $	2012 $
Taxation	1,276,208	2,650,401

	1,276,208	2,650,401

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

13. CONTRIBUTED EQUITY

	2013 $	2012 $
19,805 ordinary shares fully paid (24 June 2012: 19,805)	29,084,726	29,084,726

RECONCILIATIONS

Reconciliation of contributed equity at the beginning and end of the current financial year are set out below:

Ordinary shares	2013 No.	2012 No.
Balance at the beginning of the financial year	19,805	10,000
Shares issued	—	9,805

Balance at end of the financial year	19,805	19,805

14. RESERVES

	2013 $	2012 $
Acquisition reserve	4,700,000	4,700,000

	4,700,000	4,700,000

The acquisition reserve represents the parent’s contribution as part of the acquisition of Occupancy Pty Limited on 11 March 2011. It is measured at the fair value of the derivatives issued by Fairfax Digital Limited (immediate parent up to 6 December 2013) to the vendor of Occupancy Pty Limited.

15. RETAINED PROFITS

Balance at the beginning of the year	8,609,127	3,127,781
Net profit attributable to members of the Company	7,298,271	6,835,846
Dividends paid to shareholders	(6,671,700)	(1,354,500)

Balance at the end of the year	9,235,698	8,609,127

16. FINANCIAL RISK MANAGEMENT

FINANCIAL INSTRUMENTS

The Company’s principal financial instruments comprise cash. The main purpose of these financial instruments is to manage liquidity and to raise finance for the Company’s operations. The Company has various other financial instruments, such as trade and other receivables and trade and other payables, which arise directly from its operations.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

16. FINANCIAL RISK MANAGEMENT (CONTINUED)

CAPITAL RISK MANAGEMENT

The capital structure of the Company is monitored using net cash to EBITDA (earnings before interest, tax, depreciation and amortisation) ratio. The ratio is calculated as net cash divided by underlying EBITDA. Net cash is calculated as total interest bearing liabilities less cash and cash equivalents.

In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, buy back shareholder equity or issue new shares. The Company reviews the capital structure to ensure:

•	sufficient finance capacity for the business is maintained at a reasonable cost; and

•	sufficient funds are available for the business to implement its capital expenditure and business acquisition strategies.

Where excess funds arise with respect to the funds required to enact the Company’s business strategies, consideration is given to increased dividends or buy back of shareholder equity.

RISK FACTORS

The key financial risk factors that arise from the Company’s activities, including the Company’s policies for managing these risks are outlined below.

Market risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market prices. The market risk factors to which the Company is exposed to are discussed in further detail below.

A) INTEREST RATE RISK

Interest rate risk refers to the risks that the value of a financial instrument or future cash flows associated with the instrument will fluctuate due to movements in market interest rates.

Interest rate risk arises from interest bearing financial assets and liabilities that the Company utilises. Non-derivative interest bearing assets are predominantly short term liquid assets.

The Company’s risk management policy for interest rate risk seeks to reduce the effects of interest rate movements on its asset and liability portfolio through management of the exposures.

At reporting date, the Company had the following mix of financial assets and financial liabilities exposed to interest rate risks:

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

16. FINANCIAL RISK MANAGEMENT (CONTINUED)

As at 30 June 2013	Floating Rate	Fixed Rate	Non-Interest Bearing	Total
	$	$	$	$
Financial assets
Cash and cash equivalents	9,532,804	—	2,584,631	12,117,435
Trade and other receivables	—	—	2,923,256	2,923,256

Total financial assets	9,532,804	—	5,507,887	15,040,691

Financial liabilities
Payables	—	—	7,142,462	7,142,462
Interest bearing liabilities:		—
Retention fund	1,444,000	—	—	1,444,000

Total financial liabilities	1,444,000	—	7,142,462	8,586,462

Total interest bearing liabilities	1,444,000	—	—	1,444,000

Net exposure to cash flow interest rate risk	1,444,000	—	—	1,444,000

As at 24 June 2012	Floating Rate	Fixed Rate	Non-Interest Bearing	Total
	$	$	$	$
Financial assets
Cash and cash equivalents	14,647,792	—	3,122,492	17,770,284
Trade and other receivables	—	—	2,356,966	2,356,966

Total financial assets	14,647,792	—	5,479,458	20,127,250

Financial liabilities
Payables	—	—	6,176,974	6,176,974
Interest bearing liabilities:
Retention payable	1,934,154	—	—	1,934,154

Total financial liabilities	1,934,154	—	6,176,974	8,111,128

Total interest bearing liabilities	1,934,154	—	—	1,934,154

Net exposure to cash flow interest rate risk	1,934,154	—	—	1,934,154

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

16. FINANCIAL RISK MANAGEMENT (CONTINUED)

Sensitivity Analysis

The table below shows the effect on net profit and equity after income tax if interest rates at reporting date had been 30% higher or lower with all other variables held constant, taking into account all underlying exposures.

A sensitivity of 30% (2012: 30%) has been selected as this is considered reasonable given the current level of both short term and long term Australian interest rates. A 30% sensitivity would move short term interest rates at 30 June 2013 from around 2.82% to 3.67% representing a 85 basis point shift (2012: 106 basis point shift).

Based on the sensitivity analysis, if interest rates were 30% higher, net profit would be impacted by the interest expense being higher on the Company’s net floating rate Australian Dollar positions during the year.

	Impact on Post-Tax Profit		Impact on Equity
	2013	2012	2013	2012
	$	$	$	$
If interest rates were 30% higher with all other variables held constant - increase/(decrease)	48,128	94,335	(48,128)	(94,335)
If interest rates were 30% lower with all other variables held constant - increase/(decrease)	(48,128)	(94,335)	48,128	94,335

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

16. FINANCIAL RISK MANAGEMENT (CONTINUED)

B) CREDIT RISK

Credit risk is the risk that a contracting entity will not complete its obligations under a financial instrument and cause the Company to make a financial loss. The Company has exposure to credit risk on all financial assets included in the Company’s balance sheet. To help manage this risk, the Company:

•	has a policy for establishing credit limits for the entities it deals with;

•	may require collateral where appropriate; and

•	manages exposures to individual entities it transacts with (through a system of credit limits).

The Company is exposed to credit risk on financial instruments. For credit purposes, there is only a credit risk where the contracting entity is liable to pay the Company in the event of a closeout. Cash transactions are limited to financial institutions that meet minimum credit rating criteria in accordance with the Company’s policy requirements. At 30 June 2013 counterparty credit risk was limited to financial institutions with S&P credit ratings ranging from A to AA.

The Company’s credit risk is mainly concentrated across a number of customers and financial institutions. The Company does not have any significant credit risk exposure to a single or group of customers or individual institutions.

Financial assets are considered impaired where there is objective evidence that the Company will not be able to collect all amounts due according to the original trade and other receivable terms. Factors considered when determining if an impairment exists include ageing and timing of expected receipts and the credit worthiness of counterparties. A provision for doubtful debts is created for the difference between the assets carrying value and the present value of estimated future cash flows. The Company’s trading terms do not generally include the requirement for customers to provide collateral as security for financial assets.

Refer to Note 7 for an ageing analysis of trade receivables and the movement in the provision for doubtful debts. All other financial assets are not impaired and are not past due. Based on the credit history of these classes, it is expected that these amounts will be received when due.

(C) LIQUIDITY RISK

Liquidity risk is the risk that the Company cannot meet its financial commitments as and when they fall due.

To help reduce this risk the Company:

•	has a liquidity policy which targets a minimum level of committed facilities and cash relative to EBITDA;

•	has readily accessible funding arrangements in place; and

•	staggers maturities of financial instruments.

The contractual maturity of the Company’s fixed and floating rate financial assets and financial liabilities are shown in the tables below. The amounts represent the future undiscounted principal and interest cash flows and therefore may not equate to the values disclosed in the balance sheet.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

16. FINANCIAL RISK MANAGEMENT (CONTINUED)

	Nominal cash flows
	1 year or less	1 to 2 years
As at 30 June 2013	$	$
Financial liabilities
Payables	7,235,602	18,377
Retention payable	1,444,000	—

	Nominal cash flows
	1 year or less	1 to 2 years
As at 24 June 2012	$	$
Financial liabilities
Payables	6,305,062	23,848
Retention payable	1,061,117	873,037

(D) FAIR VALUE

The carrying amounts and fair values of financial assets and financial liabilities at reporting date are:

	Carrying Value	Fair Value	Carrying Value	Fair Value
	2013	2013	2012	2012
Financial Assets
Cash and cash equivalents	12,117,435	12,117,435	17,770,284	17,770,284
Receivables	2,923,256	2,923,256	2,356,966	2,356,966

	15,040,691	15,040,691	20,127,250	20,127,250

Financial Liabilities
Payables	7,142,462	7,142,462	6,176,974	6,176,974
Interest bearing liabilities:
Retention payable	1,444,000	1,444,000	1,934,154	1,934,154

	8,586,462	8,586,462	8,111,128	8,111,128

The carrying value of the financial assets and financial liabilities approximate their fair value.

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

17. COMMITMENTS

There were no operating nor finance lease commitments entered into as at 30 June 2013 and 24 June 2012.

18. NOTES TO THE STATEMENT OF CASH FLOWS

(a) Reconciliation of cash
Cash in bank	12,117,435	17,770,284

Closing cash balance	12,117,435	17,770,284

(b) Reconciliation of operating profit after tax to the net cash flows from operations
Net profit	7,298,271	6,835,846
Add back non-cash items:
Depreciation and amortisation	3,246,193	2,757,685
Changes in assets and liabilities
Increase in trade and other receivables	(892,530)	(213,644)
Increase in trade and other creditors	1,040,790	1,051,040
(Decrease)/Increase in tax liability	(1,374,194)	1,811,448
(Decrease)/Increase in deferred tax liability	(1,284,229)	2,017,448

Net cash provided by operating activities	8,034,301	14,259,823

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

20. SUBSEQUENT EVENTS

On 14 August 2013, $5,823,984 of dividends were paid to the shareholders of the Company, and the remaining minority shares in the Company were purchased by Fairfax Digital Limited through the exercise of the Second Call Option.

On 6 December 2013, HomeAway Australia Holdings Pty Ltd acquired the Company from Fairfax Media Limited for $216,600,000, which is inclusive of certain transitional services to be provided by Fairfax over a defined term.

21. CONTROLLED ENTITIES

Fairfax Media Limited is the ultimate parent company.

The following entities were controlled as at the end of the financial year:

		Ownership Interest
	Country of incorporation	2013%	2012%
Occupancy Pty Limited (acquired on 11 March 2011)	Australia	100	100
Stayz Limited	New Zealand	100	100

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

22. RELATED PARTY TRANSACTIONS

DIRECTORS

The names of the persons who were directors of Stayz Pty Limited and its controlled entities at any time during the financial year are:

Nic Cola

Guy Reypert

Brian Cassell

Dale Bridle (alternate director)

Justin Butterworth

Craig Davis

Gail Hambly

Group Structure

The ultimate parent company was Fairfax Media Limited up until 6 December 2013 and HomeAway Inc since 6 December 2013. Refer to Note 21 for information on the controlled entities.

Transactions with related parties

(a) The aggregate amounts included in the net profit from ordinary activities before income tax expense that resulted from transactions with related parties are :

	2013 $	2012 $
Sales to related parties:
(a) Sales to Fairfax Media Limited and its controlled entities	887,125	948,510
Purchases from related parties:
(b) Purchases from Fairfax Media Limited and its controlled entities	3,250,782	2,187,745
(c) Amount owed to related parties:
Fairfax Media Limited and its controlled entities	660,893	1,386,083
(d) Amount owed by related parties:
Fairfax Media Limited and its controlled entities	1,192,521	866,282
(e) Transfers of fixed assets at cost from related parties
Fairfax Media Limited and its controlled entities	648,784	315,414

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 2013

23. CONTINGENCIES

Defamation

From time to time, entities in the Company are sued for defamation and similar matters in the ordinary course of business. At the date of this report, there were no legal actions against the Company that are expected to result in a material impact.

24. AUDITORS REMUNERATION

During the financial year the following amounts were paid or payable for services provided by the auditor of the Company and its related parties:

Ernst & Young Australia
- audit and review of financial reports	149,150	5,000
- non-audit services	35,000	—

	184,150	5,000

STAYZ PTY LIMITED AND ITS CONTROLLED ENTITIES

FOR THE YEAR ENDED 30 JUNE 2013

DIRECTORS’ DECLARATION

In accordance with a resolution of the directors of Stayz Pty Limited, we state that:

In the opinion of the directors:

(a)	the financial statements and notes of the Company present fairly the Company’s financial position as at 30 June 2013 and 24 June 2012 and of their performance for the year ended on that date;

(b)	the financial statements and notes comply with International Financial Reporting Standards as disclosed in Note 2; and

(c)	there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

On behalf of the Board

/s/ Carl Shepherd	/s/ Anton Stanish
Carl Shepherd	Anton Stanish
Director	Director

Date: February 17, 2014

Ernst & Young 680 George Street Sydney NSW 2000 Australia GPO Box 2646 Sydney NSW 2001	Tel: +61 2 9248 5555 Fax: +61 2 9248 5959 ey.com/au

Report of Independent Auditors

To the members of Stayz Pty Limited

We have audited the accompanying consolidated financial statements of Stayz Pty Limited and its controlled entities, which comprise the consolidated statements of financial position, as of June 30, 2013 and June 24, 2012, and the related consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stayz Pty Limited and its controlled entities at June 30, 2013 and June 24, 2012, and the consolidated results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Ernst & Young

Ernst & Young

Sydney, Australia

February 17, 2014